UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2006

ARCHSTONE-SMITH TRUST

(Exact name of registrant as specified in charter)

Maryland	1-16755	84-1592064
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

9200 E. Panorama Circle, Suite 400, Englewood, Colorado	80112

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, including Area Code): (303) 708-5959

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 9, 2006, the Board of Trustees of Archstone-Smith Trust adopted an Amendment to the Archstone-Smith Trust Bylaws regarding the election of Trustees. Under the new provision, a Trustee must receive a majority of votes cast at a meeting to be elected in any uncontested election and a plurality of votes cast at a meeting to be elected in any contested election. The Amendment to the Bylaws is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit 3.1 Amendment to Archstone-Smith Trust Bylaws, adopted March 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

ARCHSTONE-SMITH TRUST

By:	/s/Thomas S.Reif
Dated: March 9,2006
Name: Thomas S Reif
Title: Group Vice President and Assistant General Counsel

Dated: March 9, 2006

AMENDMENT TO

ARCHSTONE-SMITH TRUST

BYLAWS

Adopted March 9, 2006

The Bylaws of Archstone-Smith Trust are amended as follows:

1.	The last sentence of Section 8 of Article I is hereby deleted.
2.	A new Section 15 of Article I is added to read as follows:

Except as provided in Article IV, Section 3 of the Declaration of Trust, in any election of Trustees other than a “contested election” (i.e., an election of Trustees by Shareholders in which there are more nominees for Trustee than the number of Trustees to be elected), each Trustee shall be elected by the vote of a majority of the votes cast by Shareholders entitled to vote with respect to the election of that Trustee at a meeting duly called at which a quorum is present. For purposes of this Section 15, votes cast with respect to a nominee for Trustee shall equal the number of votes “for” his or her election and the number of votes withheld from his or her election. In a contested election, each Trustee shall be elected by a plurality of all votes cast by Shareholders entitled to vote with respect to the election of Trustees at a meeting duly called at which a quorum is present. Any current Trustee and any Trustee hereafter elected shall serve as a Trustee until the next annual meeting of Shareholders and until his or her successor is elected and qualifies, subject to prior death, resignation or removal. In any election of Trustees other than a contested election, any incumbent Trustee who does not receive a majority of the votes cast by Shareholders will tender his or her resignation to the Nominating and Corporate Governance Committee upon certification of the results.

Upon receipt of a tendered resignation of a Trustee as a result of the foregoing:

•

The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board the action to be taken. In considering the tendered resignation, the Nominating and Corporate Governance Committee will consider all factors it deems relevant including, without limitation, the stated reasons, if any, why shareholders “withheld” votes, the length of service and qualifications of the Trustee whose resignation has been tendered, the Trustee’s contributions to the Company, compliance with exchange listing standards for board composition regarding independence and financial expertise qualifications, triggering defaults or other adverse consequences under material contracts or acceleration of change in control provisions and other rights in severance or employment agreements, other compensation arrangements and other agreements entered into by the Company, and the Declaration of Trust of the Company and these Bylaws.

•

In considering the recommendation of the Nominating and Corporate Governance Committee, the Board will consider the factors considered by that committee and such other factors and information it believes relevant.

•

Any Trustee whose resignation has been tendered will not participate in any consideration of his or her tendered resignation, except as provided below. If a majority of the members of the Nominating and Corporate Governance Committee are not validly elected, then the independent members of the Board who were validly elected will consider the tendered resignation(s) as provided above and will recommend to the Board whether to accept or reject them. The independent members of the Board may appoint a committee of independent members for this purpose. If no independent members of the Board are validly elected and one or more of the non-independent Trustees were validly elected, then those non-independent Trustees will consider the tendered resignations without the use of a Board committee. If none of the members of the Board were validly elected, then the full incumbent Board (including the Trustee(s) whose resignation(s) have been tendered) will consider the tendered resignations without the use of a Board committee.

•

A tendered resignation will be effective 90 days from the date of tender unless the Board affirmatively determines to (a) reject the resignation, or (b) accept the resignation on a specified future date or the date upon which an individual is selected by the Board to be appointed as a replacement Trustee to fill the vacancy which results from the effectiveness of the resignation by the resigning Trustee.

•

Following any determination by the Board, the Company will promptly file a Form 8-K with the Securities and Exchange Commission to announce its decision to accept the tendered resignation or, if applicable, the reason(s) for rejecting the offer of resignation and, in each case, an explanation in reasonable detail.

To the extent that one or more Trustee’s resignations are accepted by the Board, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.